                                 Supplement to
                           Offer To Purchase For Cash
                     All Outstanding Shares of Common Stock
                                       of
                            GRAPHIC INDUSTRIES, INC.
                                       at
                              $21.75 NET PER SHARE
                                       by
                          GREENWICH ACQUISITION CORP.
                          a wholly owned subsidiary of
                        WALLACE COMPUTER SERVICES, INC.
--------------------------------------------------------------------------------
  THE OFFER HAS NOT BEEN EXTENDED. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 31, 1997, UNLESS THE
                               OFFER IS EXTENDED.
--------------------------------------------------------------------------------

       THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES OF COMMON STOCK, $.10 PAR VALUE PER SHARE, OF THE COMPANY (THE "SHARES") THAT, TOGETHER WITH THE SHARES AND CLASS B SHARES (AS DEFINED HEREIN) SUBJECT TO THE OPTION (AS DEFINED HEREIN) CONTAINED IN THE STOCKHOLDER AGREEMENT (AS DEFINED HEREIN) (TO THE EXTENT NOT THEN TENDERED IN THE OFFER), WOULD CONSTITUTE A MAJORITY OF THE SHARES AND CLASS B SHARES THAT IN THE AGGREGATE ARE OUTSTANDING, DETERMINED ON A FULLY DILUTED BASIS FOR ALL OUTSTANDING STOCK OPTIONS, THE CONVERTIBLE DEBENTURES (AS DEFINED HEREIN), OTHER SECURITIES CONVERTIBLE INTO SHARES OR CLASS B SHARES AND ANY OTHER RIGHTS TO ACQUIRE SHARES OR CLASS B SHARES, (II) ANY WAITING PERIOD UNDER THE HSR ACT (AS DEFINED HEREIN) APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER HAVING EXPIRED OR HAVING BEEN TERMINATED PRIOR TO THE EXPIRATION OF THE OFFER AND (III) THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS. SEE SECTION 15 OF THE OFFER TO PURCHASE (AS DEFINED HEREIN) AND SECTION 8 OF THIS SUPPLEMENT.

       THIS OFFER (THE "OFFER") IS BEING MADE IN CONNECTION WITH THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 12, 1997 (THE "MERGER AGREEMENT"), AMONG WALLACE COMPUTER SERVICES, INC., GREENWICH ACQUISITION CORP. AND GRAPHIC INDUSTRIES, INC. (THE "COMPANY"). THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, APPROVED THE OFFER AND THE MERGER (AS DEFINED HEREIN), HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF THE SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.
                            ------------------------

                                   IMPORTANT

    Any stockholder desiring to tender Shares should either (i) complete and sign the revised Letter of Transmittal or a facsimile thereof in accordance with the instructions in the revised Letter of Transmittal and deliver the revised Letter of Transmittal with the Shares and all other required documents to the Depositary (as defined in the Offer to Purchase) or follow the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase or (ii) request such stockholder's broker, dealer, commercial bank, trust company or other nominee effect the transaction for the stockholder. Stockholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such person if they desire to tender their Shares.

    Any stockholder who desires to tender Shares and whose certificates representing such Shares are not immediately available or who cannot comply with the procedures for book-entry transfer on a timely basis or who cannot deliver all required documents to the Depositary, in each case prior to the expiration of the Offer, must tender such Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

    Questions and requests for assistance or additional copies of the Offer to Purchase, this Supplement or the revised Letter of Transmittal may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Supplement.
                            ------------------------

                      The Dealer Manager for the Offer is:

                               SMITH BARNEY INC.

October 17, 1997

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Introduction................................................    1
 1. Amended Terms of the Offer..............................    3
 2. Procedure for Tendering Shares..........................    4
 3. Price Range of Shares; Dividends........................    4
 4. Source and Amount of Funds..............................    4
 5. Background of the Offer; Past Contacts, Transactions or
    Negotiations with the Company Since September 28,
    1997....................................................    4
 6. Purpose of the Offer and the Merger; Plans for the
    Company.................................................    6
 7. The Merger Agreement and the Stockholder Agreement......    6
 8. Certain Conditions to the Offeror's Obligations.........   10
 9. Certain Legal Matters...................................   10
10. Miscellaneous...........................................   10

TO THE HOLDERS OF COMMON STOCK OF GRAPHIC INDUSTRIES, INC.:

                                  INTRODUCTION

     The following information amends and supplements the Offer to Purchase, dated October 3, 1997 (the "Offer to Purchase"), of Greenwich Acquisition Corp., a Georgia corporation (the "Offeror") and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation ("Parent"). Pursuant to this Supplement to Offer to Purchase (this "Supplement"), the Offeror is now offering to purchase all outstanding shares of Common Stock, par value $.10 per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation (the "Company"), at a purchase price of $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, as amended and supplemented by this Supplement, and in the related revised Letter of Transmittal (which together with any amendments or supplements hereto or thereto constitute the "Offer").

     Except as otherwise set forth in this Supplement, the terms and conditions previously set forth in the Offer to Purchase remain applicable in all respects to the Offer, and this Supplement should be read in conjunction with the Offer to Purchase. Unless the context requires otherwise, capitalized terms used herein but not otherwise defined herein have the meaning given to such terms in the Offer to Purchase.

     The Offeror, Parent, and the Company have entered into an Amended and Restated Agreement and Plan of Merger, dated as of October 12, 1997 (as used herein, the "Merger Agreement" or the "Amended and Restated Merger Agreement"), which amended and restated the Agreement and Plan of Merger, dated as September 28, 1997 (the "Original Merger Agreement"), among the Offeror, Parent and the Company and provides for, among other things, (i) an increase in the price per Share to be paid pursuant to the Offer from $18.50 per Share to $21.75 per Share, net to the seller in cash, without interest, and (ii) Parent to have the option to terminate the Offer and seek to acquire the Company solely by means of the Merger (as defined herein). See Section 7 of this Supplement.

     STOCKHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN THEIR SHARES PURSUANT TO THE OFFER ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE DESCRIBED IN SECTION 3 OF THE OFFER TO PURCHASE, IF SUCH PROCEDURE WAS UTILIZED. If Shares are accepted for payment and paid for by the Offeror pursuant to the Offer, such stockholders will receive, subject to the conditions of the Offer, the increased offer price of $21.75 per Share. See Section 4 of the Offer to Purchase for the procedures to properly withdraw Shares tendered pursuant to the Offer.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED AND ADOPTED THE AMENDED AND RESTATED MERGER AGREEMENT, APPROVED THE OFFER AND THE MERGER (AS DEFINED HEREIN), HAS DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY'S STOCKHOLDERS AND RECOMMENDS THAT THE HOLDERS OF THE SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     The Company has advised the Offeror that Interstate/Johnson Lane Corporation ("Interstate/Johnson Lane"), the Company's financial advisor, has delivered to the Company's Board of Directors its written opinion that, as of the date of the Amended and Restated Merger Agreement, the consideration to be received by the Company's stockholders pursuant to the Offer and the Merger is fair, from a financial point of view, to the Company's stockholders. A copy of such opinion is contained in the Company's Amendment No. 1 to Solicitation/Recommendation Statement on Schedule 14D-9 which is being distributed to the Company's stockholders.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE HAVING BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES THAT, TOGETHER WITH THE SHARES AND CLASS B SHARES SUBJECT TO THE OPTION (AS DEFINED HEREIN) CONTAINED IN THE STOCKHOLDER AGREEMENT (AS DEFINED HEREIN) (TO THE EXTENT NOT TENDERED IN THE OFFER), WOULD CONSTITUTE A MAJORITY OF THE SHARES AND CLASS B SHARES THAT IN THE AGGREGATE ARE OUTSTANDING, DETERMINED ON A FULLY DILUTED BASIS FOR ALL OUTSTANDING

STOCK OPTIONS, THE CONVERTIBLE DEBENTURES (AS DEFINED HEREIN), OTHER SECURITIES CONVERTIBLE INTO SHARES OR CLASS B SHARES AND ANY OTHER RIGHTS TO ACQUIRE SHARES OR CLASS B SHARES (THE "MINIMUM CONDITION"), (II) ANY WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"), APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER HAVING EXPIRED OR HAVING BEEN TERMINATED PRIOR TO THE EXPIRATION OF THE OFFER AND (III) THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS. SEE SECTION 15 OF THE OFFER TO PURCHASE AND SECTION 8 OF THIS SUPPLEMENT.

     The Amended and Restated Merger Agreement provides that, among other things, after the purchase of Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Amended and Restated Merger Agreement and in accordance with the relevant provisions of the Georgia Business Corporation Code, as amended (the "GBCC"), the Offeror will be merged with and into the Company (the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will be a wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each Share and Class B Share that is issued and outstanding (other than Shares and Class B Shares owned by the Company, any subsidiary of the Company, Parent, the Offeror, any other subsidiary of Parent or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under the GBCC) will be converted into the right to receive from the Surviving Corporation $21.75 (or any higher price that may be paid for each Share pursuant to the Offer) in cash, without interest thereon (the "Offer Price"). The Amended and Restated Merger Agreement also provides that Parent may, at its option, elect to terminate the Offer and seek to acquire the Company solely by means of the Merger (the "Merger Option"). See Section 5 of the Offer to Purchase for a description of certain tax consequences of the Offer and the Merger.

     In connection with the execution of the Amended and Restated Merger Agreement, the Offeror and Parent entered into an Amended and Restated Stockholder Agreement dated as of October 12, 1997 (as used herein, the "Amended and Restated Stockholder Agreement" or the "Stockholder Agreement"), with Mark
C. Pope III (the "Selling Stockholder"), amending and restating the Stockholder Agreement, dated as of September 28, 1997 (the "Original Stockholder Agreement"), among Parent, the Offeror and the Selling Stockholder, pursuant to which such Selling Stockholder has granted to the Offeror an irrevocable option to purchase (the "Option"), and following the purchase of any Shares in the Offer the Offeror has agreed to purchase, 432,089 of the Shares and 2,239,046 of the Class B Shares (collectively, the "Option Shares") owned of record by the Selling Stockholder at a price per share equal to the Offer Price. The Selling Stockholder has also agreed (i) so long as the Amended and Restated Merger Agreement has not terminated, to tender pursuant to the Offer the other 409,421 Shares owned by him, (ii) in the event the Offeror purchases Shares pursuant to the Offer, to sell the other 2,064,046 Class B Shares owned by him to the Offeror at the time of the sale to the Offeror of the Option Shares and (iii) so long as the Amended and Restated Merger Agreement has not been terminated, to, upon the written request of the Offeror, tender pursuant to the Offer any Shares owned by him that constitute Option Shares. Pursuant to the Amended and Restated Stockholder Agreement, the Selling Stockholder has also agreed that, among other things, until September 28, 1998, the Selling Stockholder will not transfer any Shares or Class B Shares owned by him to any person other than the Offeror or the Offeror's designee (except for certain permitted transfers) and will vote all of the Shares and Class B Shares owned by him in favor of the transactions contemplated by the Amended and Restated Merger Agreement and against certain competing transactions at any meeting of stockholders of the Company called to vote thereon. The Selling Stockholder owned 841,510 Shares and 4,303,092 Class B Shares, representing approximately 10.4% and approximately 95.2% of the Shares and Class B Shares, respectively, issued and outstanding as of October 12, 1997 (approximately 35.5% of the Shares on a fully diluted basis). Upon transfer of Class B Shares by the Selling Stockholder to the Offeror pursuant to the Amended and Restated Stockholder Agreement, all Class B Shares will automatically convert to Shares.

     The Merger Agreement and the Stockholder Agreement are more fully described in Section 13 of the Offer to Purchase and Section 7 of this Supplement.

     The Merger Agreement provides that, promptly after the Offeror acquires a majority of the combined voting power of the Shares and the Class B Shares, the Offeror will be entitled to designate such number of directors on the Board of Directors of the Company as will give the Offeror, subject to compliance with

Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a majority of such directors and the Company shall, at such time, cause the Offeror's designees to be so elected by its existing Board of Directors. However, until the Effective Time the Board of Directors of the Company shall have at least three directors who were directors on the date of the Merger Agreement and who are not officers of the Company. The Company has agreed, at the option of Parent, either to increase the size of the Board of Directors of the Company and/or obtain the resignation of such number of directors as is necessary to enable the Offeror's designees to be elected or appointed to the Board.

     The Company has advised the Offeror that as of October 12, 1997, there were
(a) 8,097,472 Shares issued and outstanding, (b) outstanding stock options to purchase not in excess of 690,510 Shares, (c) 1,180,433 Shares reserved for issuance upon conversion of the Company's 7% Convertible Subordinated Debentures due May 15, 2006 (the "Convertible Debentures") and (d) 4,518,817 Class B Shares issued and outstanding. As of the date hereof, neither the Offeror nor Parent beneficially owns any Shares except to the extent that Parent and the Offeror are deemed to beneficially own Shares as a result of the Amended and Restated Stockholder Agreement. Accordingly, on a fully diluted basis the aggregate amount of Shares and Class B Shares outstanding as of October 12, 1997 was 14,487,232. Because the Offeror has the right pursuant to the Stockholder Agreement to purchase 2,671,135 Option Shares, the Minimum Condition will be satisfied if (exclusive of Option Shares or Shares issuable upon the conversion of Option Shares), at least 4,572,482 Shares, approximately 56.5% of the outstanding Shares as of October 12, 1997 (approximately 31.6% of the Shares on a fully diluted basis), are validly tendered and not withdrawn prior to the Expiration Date (as defined herein). As noted above, pursuant to the Stockholder Agreement, the Selling Stockholder has agreed to tender the 409,421 Shares not constituting Option Shares owned by him, which represent approximately 5.1% of the outstanding Shares as of October 12, 1997 (approximately 2.8% of the Shares on a fully diluted basis).

     THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE OFFER TO PURCHASE AND THE RELATED REVISED LETTER OF TRANSMITTAL, COPIES OF WHICH MAY BE OBTAINED IN THE MANNER SET FORTH ON THE BACK COVER OF THIS SUPPLEMENT. THE OFFER TO PURCHASE, THIS SUPPLEMENT AND THE RELATED REVISED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

1. AMENDED TERMS OF THE OFFER.

     Section 1 of the Offer to Purchase is hereby amended and supplemented by the following:

     The price per Share to be paid pursuant to the Offer has been increased from $18.50 to $21.75 per Share, net to the seller in cash, without interest. Upon the terms and subject to the conditions of the Offer, the Offeror will accept for payment and pay for all Shares validly tendered prior to the Expiration Date and not theretofore withdrawn in accordance with Section 4 of the Offer to Purchase. All holders whose Shares are accepted for payment pursuant to the Offer will receive the increased Offer Price in respect of each Share so accepted. All references to Offer and Offer Price in the Offer to Purchase, this Supplement and any Letter of Transmittal are deemed to refer to the Offer as amended as described above and the increased Offer Price, respectively.

     Pursuant to the Amended and Restated Merger Agreement, Parent may, at its option, elect to terminate the Offer and seek to acquire the Company solely by means of the Merger. See Section 7 of this Supplement. Public announcement of any such termination of the Offer by the Offeror will be made in the manner described in Section 1 of the Offer to Purchase.

     The Company has provided the Offeror with the Company's list of stockholders and security position listings for the purpose of disseminating the Offer to holders of Shares. This Supplement and the related revised Letter of Transmittal will be mailed to record holders of Shares whose names appear on the Company's stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

2. PROCEDURE FOR TENDERING SHARES.

     Section 3 of the Offer to Purchase is hereby amended and supplemented by the following:

     Tendering stockholders should use the revised Letter of Transmittal and the revised Notice of Guaranteed Delivery included with this Supplement. However, to the extent either of the revised Letter of Transmittal or the revised Notice of Guaranteed Delivery is not available, tendering stockholders may continue to use the original Letter of Transmittal and the original Notice of Guaranteed Delivery that were provided with the Offer to Purchase. Although such original Letter of Transmittal refers only to the Offer to Purchase, stockholders using such original Letter of Transmittal to tender their Shares will nevertheless receive $21.75 per Share for each Share validly tendered and not properly withdrawn and accepted for payment pursuant to the Offer, subject to the conditions of the Offer.

     Stockholders who have previously validly tendered Shares pursuant to the Offer using the original Letter of Transmittal or the original Notice of Guaranteed Delivery and who have not properly withdrawn such Shares have validly tendered Shares for purposes of the Offer, as amended, and need not take any further action, except as may be required by the guaranteed delivery procedure described in Section 3 of the Offer to Purchase if such procedure was utilized.

3. PRICE RANGE OF SHARES; DIVIDENDS.

     Section 6 of the Offer to Purchase is hereby amended and supplemented by the following:

     The high and low sales prices per Share on the NYSE from October 3, 1997, the date of the Offer to Purchase, through October 16, 1997 were $22 and $18 3/8, respectively. On October 10, 1997, the last full day of trading prior to the public announcement of the execution of the Amended and Restated Merger Agreement, the closing price per Share as reported on the NYSE was $21 5/16. On October 16, 1997, the last full day of trading prior to the mailing of this Supplement, the closing price per Share as reported on the NYSE was $21 13/16. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

4. SOURCE AND AMOUNT OF FUNDS.

     Section 10 of the Offer to Purchase is amended by the substitution of the following for the first paragraph of such Section:

     The Offeror estimates that the total amount of funds required to acquire the Shares and Class B Shares pursuant to the Offer, the Merger and the Amended and Restated Stockholder Agreement (exclusive of related fees and expenses) will be approximately $315,100,000 (assuming the exercise of all outstanding options and the conversion of the Convertible Debentures into Shares).

5. BACKGROUND OF THE OFFER; PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE COMPANY SINCE SEPTEMBER 28, 1997.

     Section 11 of the Offer to Purchase is hereby amended and supplemented by the following:

     On October 2, 1997 and October 3, 1997, Mr. Cronin received telecopied correspondence from Gerald F. Mahoney, Chairman of Mail-Well, Inc. ("Mail-Well"), expressing an interest in purchasing certain assets of the Company from Parent, after the consummation of the Merger. The correspondence also indicated that if Parent were unwilling to agree to such a transaction Mail-Well would consider the possibility of making a competing offer to purchase the Company at a price in excess of $18.50. On October 3, 1997, the Offeror commenced the Offer at an offer price of $18.50. On October 6, 1997, Mr. Cronin advised Mr. Mahoney by telecopied letter that Parent was not interested in selling assets of the Company to Mail-Well. Also on October 6th, Mr. Mahoney telecopied a letter to Mr. Pope expressing interest in making an offer for the Company and requesting access to the same due diligence materials as had been provided to Parent. Also on such date, copies of the telecopied correspondence between Mr. Mahoney and Mr. Cronin were provided by Parent to the Company.

     On October 7, 1997, the Board of Directors of the Company met to consider the October 6, 1997 letter from Mr. Mahoney to Mr. Pope. The Board of Directors concluded that the October 6, 1997 letter from Mr. Mahoney was not sufficiently definite with respect to the terms of an offer to acquire to the Company and did not include sufficient evidence of the ability of Mail-Well to finance the acquisition of the Company in order for the members of the Board of Directors to determine, as required by the Original Merger Agreement, that it was necessary in connection with the exercise of their fiduciary duties to allow Mail-Well access to the materials requested. Mail-Well was informed of this conclusion on October 7, 1997, following the meeting of the Board of Directors.

     On October 9, 1997, the Company received a letter from Mr. Mahoney stating that Mail-Well was willing, subject to reasonable and customary due diligence, to pay at least $20.00 per share in cash for all of the Shares and Class B Shares of the Company, on substantially the same terms as contained in the Original Merger Agreement, to which was attached an executed bank commitment letter relating to financing for Mail-Well's offer and an executed confidentiality agreement. Later that day, the Board of Directors of the Company met to consider Mail-Well's letter. The Board of Directors determined that, in accordance with the terms of the Original Merger Agreement, it was permitted to allow Mail-Well to review the same due diligence materials as had been provided to Parent, but took no further action with respect to Mail-Well's letter. Following the meeting of the Board of Directors, the Company advised Mail-Well that it would be allowed access to the same information as had been provided to Parent and access to the Company's management and facilities, subject to the confidentiality agreement. On October 10, 1997, both the Company and Mail-Well issued press releases relating to Mail-Well's October 9, 1997 letter and the Company's decision to allow Mail-Well to commence its due diligence investigation of the Company.

     Beginning on October 10, 1997 and continuing on October 11th, Parent and its counsel had various discussions with Mr. Pope and his counsel, relating to the possibility of an increase in the cash price to be paid in the Offer and to certain modifications in the terms of the Original Stockholder Agreement and the Original Merger Agreement (including the addition of the Merger Option). On October 11, 1997, Parent's counsel delivered drafts of the Amended and Restated Stockholder Agreement and the Amended and Restated Merger Agreement to Mr. Pope's counsel. Later that day and on October 12, 1997, such counsel finalized the terms of both agreements, subject to approval by the Boards of Directors of Parent and the Company.

     In the afternoon of October 12, 1997, following such approval by its Board of Directors, Parent telecopied a letter to Mr. Pope proposing to increase the Offer Price if Mr. Pope agreed, prior to Parent making such proposal to the Company, to commit, for a period of one year, to vote the Shares and Class B Shares owned by him against any merger or merger agreement (other than the Merger and the Merger Agreement) and against certain other competing transactions and not to (i) sell or otherwise transfer any Shares or Class B Shares owned by him (subject to certain exceptions), (ii) enter into any voting arrangement or (iii) convert the Class B Shares owned by him into Shares, in each case, whether or not the Board of Directors of the Company accepted Parent's proposal. Upon receipt of such written commitment by Mr. Pope, Parent conveyed a written offer to the Board of Directors of the Company, offering to enter into the Amended and Restated Merger Agreement simultaneously with Mr. Pope's execution of the Amended and Restated Stockholder Agreement. The written offer from Parent to the Board of Directors of the Company provided that the offer would expire at 8:00 p.m. (eastern time) on October 12, 1997, and would be deemed automatically rejected in the event of any disclosure to any person, other than an officer, director, employee or representative of the Company, of such offer or the fact Parent had made such offer prior to acceptance by the Company of such offer.

     Upon receipt of such letter, the Board of Directors of the Company met to consider the written offer from Parent. The Board received and considered the verbal opinion of Interstate/Johnson Lane with respect to the revised Offer and the Merger. Following discussions among the directors, the Board of Directors of the Company (i) approved and adopted the Amended and Restated Merger Agreement and determined that the Offer and the Merger considered as a whole are fair to and in the best interests of the Company and its stockholders and (ii) recommended that the Company's stockholders tender their Shares in the Offer and approve and adopt the Amended and Restated Merger Agreement and the Merger.

     Immediately following the meeting of the Board of Directors of the Company, the Amended and Restated Merger Agreement and the Amended and Restated Stockholder Agreement were executed and delivered by the parties thereto. An announcement concerning the Amended and Restated Merger Agreement and the Amended and Restated Stockholder Agreement was made on October 12, 1997. The Company, through its counsel, also informed Mail-Well of the execution of such agreements and that Mail-Well's proposed due diligence investigation of the Company was no longer appropriate.

6. PURPOSE OF THE OFFER AND THE MERGER; PLANS FOR THE COMPANY.

     Section 12 of the Offer to Purchase is hereby amended by substitution of the following for the second and third paragraphs of such Section:

     In order to effect the Merger, the GBCC and the Amended and Restated Articles of Incorporation of the Company (the "Charter") require the affirmative vote of a majority of the total votes represented by the Shares and Class B Shares, voting together, to approve the Amended and Restated Merger Agreement (following the adoption of the Amended and Restated Merger Agreement by the Board of Directors of the Company, which the Board of Directors effected by resolution on October 12, 1997). If the Offeror acquires, through the Offer, the Amended and Restated Stockholder Agreement or otherwise, a majority of the outstanding Shares and Class B Shares (which would be the case if the Offeror were to accept for payment Shares tendered pursuant to the Offer and the Offeror were to purchase the Shares and Class B Shares it is entitled to purchase under the Amended and Restated Stockholder Agreement), it would have sufficient voting power to effect the Merger without the vote of any other stockholder of the Company.

     Pursuant to the Amended and Restated Merger Agreement, the Company has agreed that, as soon as practicable following the expiration of the Offer, it will call and hold a meeting of stockholders for the purpose of obtaining the stockholder approval of the Amended and Restated Merger Agreement. Parent has agreed that all Shares owned by the Offeror or any other subsidiary of Parent will be voted in favor of approval of the Amended and Restated Merger Agreement. The meeting of stockholders shall be held as soon as practicable following the purchase of Shares pursuant to the Offer.

     Pursuant to the Amended and Restated Merger Agreement, Parent may, at its option, elect to terminate the Offer and seek to acquire the Company solely by means of the Merger. Upon the exercise of the Merger Option, the Company has agreed that, as soon as practicable following such exercise, it will call and hold a meeting of stockholders for the purpose of obtaining the stockholder approval of the Amended and Restated Merger Agreement. If the Merger Option is exercised by Parent, the vote of the Shares and Class B Shares owned by the Selling Stockholder, which he has agreed to vote in favor of the Merger at any meeting of stockholders for the purpose of obtaining the stockholder approval of the Amended and Restated Merger Agreement, would be sufficient to effect the Merger without the vote of any other stockholder of the Company.

7. THE MERGER AGREEMENT AND THE STOCKHOLDER AGREEMENT.

     Section 13 of the Offer to Purchase is hereby amended and supplemented by the following:

  The Merger Agreement

     The Offer. The Offeror has amended the Offer in accordance with the terms of the Amended and Restated Merger Agreement to provide for an Offer Price of $21.75.

     The Merger Option. The Amended and Restated Merger Agreement provides that Parent may, at its option and upon written notice to the Company, elect to terminate the Offer and seek to acquire the Company solely by means of the Merger. If Parent elects to exercise the Merger Option, the respective obligations of each party to effect the Merger shall be subject to the satisfaction, or waiver under certain circumstances, of certain conditions contained in the Amended and Restated Merger Agreement, including (i) the receipt of the requisite approval of the Company's stockholders, (ii) the absence of any statute, order or injunction preventing the consummation of the Merger, (iii) the absence of breaches by the Company of its representations and warranties, covenants and agreements contained in the Amended and Restated Merger Agreement and (iv) the expiration or termination of any waiting period under the HSR Act applicable to the Merger. If Parent elects to exercise the Merger Option, the Company shall promptly call and hold a meeting of its stockholders for the purpose of obtaining the stockholders' approval of the Amended and Restated Merger Agreement and prepare, file with the Commission and mail to stockholders a proxy statement relating to such meeting.

     Stock Based Compensation. Prior to the earlier of the purchase of Shares pursuant to the Offer or the Effective Time, the Company shall terminate each stock option plan, stock appreciation right plan, limited stock appreciation right plan, restricted stock plan, employee stock purchase plan, or any other plan or arrangement providing for compensation wholly or partially in the form of Shares (excluding any plan which is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended) (collectively, the "Stock-Based Compensation Plans"), and shall grant no additional options or awards under such plans. Immediately upon the purchase of Shares pursuant to the Offer, or immediately prior to the Effective Time, if earlier, all outstanding options or awards under the Stock-Based Compensation Plans, whether vested or unvested, shall cease to be exercisable, shall be cancelled by the Company, and shall thereafter represent only a right to receive, upon its surrender to the Company, a cash payment from the Company in an amount (if any) equal to the number of Shares subject to each such surrendered option or award multiplied by the difference (if positive) between the exercise price per Share (if any) covered by the option or award and the highest per Share price paid to stockholders of the Company in the Offer.

     Indemnification. Pursuant to the Amended and Restated Merger Agreement, Parent and the Offeror agreed that all rights to indemnification for acts or omissions occurring at or prior to the Effective Time now existing in favor of current or former directors, officers, employees and agents of the Company and its subsidiaries as provided in their respective articles of incorporation or by-laws (or similar organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms. For six years from the earlier of the date the Offeror first purchases Shares pursuant to the Offer or the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy; provided, that in no event shall Parent be required to pay a premium in any one year in an amount in excess of 150 percent of the last per annum amount of premiums paid by the Company prior to the date of the Amended and Restated Merger Agreement; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     Termination. The Amended and Restated Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after the approval of the terms of the Amended and Restated Merger Agreement by the stockholders of the Company: (a) by mutual written consent of Parent and the Company; (b) by either Parent or the Company: (i) if (x) as a result of the failure of any of the conditions to the Offer, as set forth in Section 15 of the Offer to Purchase, the Offer shall have terminated or expired in accordance with its terms without the Offeror having accepted for payment any Shares pursuant to the Offer or (y) the Offeror shall not have accepted for payment any Shares pursuant to the Offer prior to March 31, 1998 or, if the Merger Option has been exercised by Parent, the Merger has not been effected prior to June 30, 1998 (provided that the right to terminate the Amended and Restated Merger Agreement pursuant to this clause (b)(i) shall not be available to any party whose failure to perform any of its obligations under the Amended and Restated Merger Agreement results in the failure of any such condition to the Offer or if the failure of such condition results from facts or circumstances that constitute a breach of any representation or warranty under the Amended and Restated Merger Agreement by such party) or (ii) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or Shares or Class B Shares pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; (c) by Parent or the Offeror prior to the purchase of Shares pursuant to the Offer in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in the Amended and Restated Merger Agreement which (i) would give rise to the failure of the conditions described in paragraph (e) or (f) of Section 15 of the Offer to Purchase and (ii) cannot be or has not been cured within 20 days after the giving of written notice to the Company; (d) by Parent or the Offeror if either Parent or the Offeror is entitled to terminate the Offer as a result of the occurrence of any event described in paragraph (d) of Section 15 of the Offer to Purchase; (e) by the Company if the Board of Directors of the Company reasonably determines that a Takeover Proposal constitutes a Superior Proposal and the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that termination of the Amended and Restated Merger Agreement is necessary in order to comply with its fiduciary duties under applicable law; provided, that it has complied with the notice provisions therein and it complies with requirements of the Amended and Restated Merger Agreement relating to payment of Expenses and the Termination Fee (each as defined below under "Fees and Expenses"); (f) by the Company, if the Offeror or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Amended and Restated Merger Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Parent or the Offeror, as applicable; or (g) by the Company, if the Offer has not been timely commenced. In the event of a termination of the Amended and Restated Merger Agreement by either the Company or Parent, the Amended and Restated Merger Agreement shall forthwith become void (except for certain specified provisions, including those pertaining to the payment of certain expenses and fees and except for certain confidentiality obligations of the parties) and there shall be no liability or obligation on the part of Parent, the Offeror or the Company or their respective officers or directors, other than for liability for any breach of the Amended and Restated Merger Agreement.

     Fees and Expenses. Except as otherwise provided in the Amended and Restated Merger Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Offer, the Merger and the Amended and Restated Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such fees and expenses whether or not the Offer or the Merger is consummated.

     The Amended and Restated Merger Agreement provides that the Company will pay, or cause to be paid, in same day funds to Parent (a) the amount of the Expenses and (b) $6,750,000 (the "Termination Fee") under the circumstances and at the times set forth as follows: (i) if Parent or the Offeror terminates the Amended and Restated Merger Agreement in accordance with the provisions described in clause (d) under "Termination" above, the Company shall pay the Expenses and the Termination Fee upon demand; (ii) if the Company terminates the Amended and Restated Merger Agreement in accordance with the provisions described in clause (e) under "Termination" above, the Company shall pay the Expenses and the Termination Fee concurrently therewith; and (iii) if, at the time of any other termination of the Amended and Restated Merger Agreement, a Takeover Proposal shall have been made (other than a Takeover Proposal made prior to the date of the Amended and Restated Merger Agreement), the Company shall pay the Expenses, if terminated by the Company, concurrently therewith or, if terminated by Parent, upon demand; in addition, if within 18 months of such termination, the Company shall enter into an Acquisition Agreement providing for a Takeover Proposal or a Takeover Proposal shall be consummated, the Company shall pay the Termination Fee concurrently with the earlier of the entering into of such Acquisition Agreement or the consummation of such Takeover Proposal. For purposes of the Amended and Restated Merger Agreement, "Expenses" means documented and reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Offer, the Merger or the consummation of any of the transactions contemplated by the Amended and Restated Merger Agreement, including all fees and expenses of law firms, commercial banks, investment banking firms, accountants, experts and consultants to Parent.

  The Stockholder Agreement

     Pursuant to the terms and conditions of the Stockholder Agreement, the Selling Stockholder has granted to the Offeror the Option to purchase 432,089 of the Shares and 2,239,046 of the Class B Shares owned by the Selling Stockholder at a price per share equal to the Offer Price (the "Option Purchase Price"). As of October 12, 1997, the Selling Stockholder owned 841,510 Shares and 4,303,092 Class B Shares.

     The Option may be exercised at any time on or prior to September 28, 1998 (the "Option Expiration Date"), in the event that (i) a Specified Event (as defined below) shall have occurred on or prior to the

Option Expiration Date and (ii) the waiting period under the HSR Act with respect to the exercise of the Option shall have expired or been terminated. For purposes of the Stockholder Agreement, the term "Specified Event" means any of the following events: (i) Parent or Offeror shall have terminated the Amended and Restated Merger Agreement in accordance with the provisions described in clause (d) under "Termination" above, (ii) the Company shall have terminated the Amended and Restated Merger Agreement in accordance with the provisions described in clause (e) under "Termination" above, (iii) prior to termination of the Amended and Restated Merger Agreement, a Takeover Proposal shall have been commenced or the Company shall have entered into an agreement with respect to, approved or recommended or taken any action to facilitate, a Takeover Proposal or (iv) the Offeror shall have accepted for payment, and paid for, Shares in the Offer. Under the Stockholder Agreement, the Offeror has agreed to exercise the Option in the event that the Offeror accepts for payment, and pays for, any Shares pursuant to the Offer. The Selling Stockholder has also agreed that, so long as the Amended and Restated Merger Agreement has not been terminated, the Selling Stockholder will tender pursuant to the Offer, and not withdraw, the Shares owned by the Selling Stockholder which are not Option Shares and, upon the request of the Offeror, tender pursuant to the Offer, and not withdraw, the Shares owned by the Selling Stockholder which are Option Shares. In the event that the Offeror shall have accepted for payment Shares pursuant to the Offer, at the Closing Time (as defined in the Stockholder Agreement), the Selling Stockholder shall also sell to the Offeror and the Offeror shall purchase from the Selling Stockholder at the Option Purchase Price the Class B Shares owned by the Selling Stockholder that are not Option Shares and which have not theretofore been converted into Shares and tendered pursuant to the Offer. In addition, under certain circumstances, the Offeror has the option to require the Selling Stockholder to sell the Option Shares pursuant to a Takeover Proposal then pending and to remit to the Offeror with respect to each Option Share sold the gross proceeds from such sale less the Offer Price.

     In the Stockholder Agreement, the Selling Stockholder has further agreed that, until the Option Expiration Date, (a) the Selling Stockholder shall vote any Shares or Class B Shares owned by him in favor of the Merger and the Amended and Restated Merger Agreement, provided the terms of the Amended and Restated Merger Agreement have not been amended to adversely affect the Selling Stockholder; (b) the Selling Stockholder shall vote any Shares or Class B Shares owned by him against (i) any other merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's Charter or By-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Amended and Restated Merger Agreement or any of the other transactions contemplated by the Amended and Restated Merger Agreement; and (c) the Selling Stockholder shall not (i) except for certain permitted transfers, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares or Class B Shares owned by him to any person other than the Offeror or the Offeror's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Takeover Proposal or (iii) convert the Class B Shares owned by him into Shares.

     In addition, the Selling Stockholder has agreed that such Selling Stockholder shall not, and shall not permit any investment banker, attorney or other adviser or representative of the Selling Stockholder to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

     The foregoing summary of certain provisions of the Amended and Restated Merger Agreement and the Amended and Restated Stockholder Agreement, copies of which are filed as exhibits to the Schedule 14D-1, is qualified in its entirety by reference to the text of the Amended and Restated Merger Agreement and the Amended and Restated Stockholder Agreement.

8. CERTAIN CONDITIONS TO THE OFFEROR'S OBLIGATIONS.

     Section 15 of the Offer to Purchase is hereby amended by substituting the following for clause (i) of the first paragraph of such Section (referred to in the Offer to Purchase as the "Minimum Condition"):

          "(i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that, together with the Shares and Class B Shares subject to the Option contained in the Stockholder Agreement (to the extent not tendered in the Offer), would constitute a majority of the Shares and Class B Shares that in the aggregate are outstanding, determined on a fully diluted basis for all outstanding stock options, the Convertible Debentures, other securities convertible into Shares or Class B Shares and any other rights to acquire Shares or Class B Shares"

     The foregoing amends the Minimum Condition only by adding the parenthetical "(to the extent not tendered in the Offer)".

9. CERTAIN LEGAL MATTERS.

     Section 16 of the Offer to Purchase is hereby amended and supplemented by the following:

     U.S. Antitrust. On October 10, 1997, Parent and the Company filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission its Hart-Scott-Rodino Notification and Report Forms. Under the provisions of the HSR Act applicable to the Offer, the acquisition of Shares pursuant to the Offer may be consummated following the expiration of a 15 calendar day waiting period following the filing of the Notification and Report Forms, unless Parent or the Company receives a request for additional information from the Antitrust Division or the FTC or unless early termination of the waiting period is granted. The 15-day waiting period will therefore expire at 11:59 p.m., New York time, on October 25, 1997, unless a request for additional information is made.

     State Takeover Laws. Section 14-2-1132 is inapplicable to the transactions contemplated by the Merger Agreement, and to the Company in general, because the Company has not provided in its By-laws that Section 14-2-1132 shall be applicable to the Company.

     Certain Charter Provisions. The Offer, the Merger and the other transactions contemplated by the Amended and Restated Merger Agreement have been approved by the Board of Directors of the Company. Accordingly, stockholder approval of the Amended and Restated Merger Agreement for purposes of effecting the Merger will only require the approval of the holders of a majority of the votes of the issued and outstanding Shares and Class B Shares having the right to vote thereon and voting together as a single class. Following the purchase by the Offeror of Class B Shares pursuant to the Amended and Restated Stockholder Agreement, all outstanding Class B Shares will automatically convert to Shares.

10. MISCELLANEOUS.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     No person has been authorized to give any information or make any representation on behalf of the Offeror other than as contained in the Offer to Purchase, this Supplement or in the related revised Letter of Transmittal and, if any such information or representation is given or made, it should not be relied upon as having been authorized by the Offeror or Parent.

     The Offeror and Parent have filed with the Commission an amendment to the
Schedule 14D-1, pursuant to Section 14(d)(1) of the Exchange Act and Rule 14d-3 promulgated thereunder. Such filing, including exhibits, may be examined and copies may be obtained at the same places and in the same manner as set forth with respect to the Company in Section 8 of the Offer to Purchase (except that they will not be available at the regional offices of the Commission).

     EXCEPT AS AMENDED AND SUPPLEMENTED HEREBY AND BY THE REVISED LETTER OF TRANSMITTAL, ALL PROVISIONS OF THE OFFER TO PURCHASE REMAIN UNAFFECTED AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE OFFER TO PURCHASE AND THE REVISED LETTER OF TRANSMITTAL.

                                          GREENWICH ACQUISITION CORP.

October 17, 1997

     Facsimile copies of the revised Letter of Transmittal will be accepted. The revised Letter of Transmittal and certificates for Shares and any other required documents should be sent or delivered by each stockholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of the addresses set forth below:

                        The Depositary for the Offer is:

                             SUNTRUST BANK, ATLANTA

By Overnight Courier:               By Mail:                 By Hand Delivery:
SunTrust Bank, Atlanta       SunTrust Bank, Atlanta      Continental Stock Transfer
 58 Edgewood Avenue              P.O. Box 4625                & Trust Company
      Room 225               Atlanta, Georgia 30302              19th Floor
Atlanta, Georgia 30303                                           2 Broadway
                                                             New York, New York





                            Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (404) 332-3875

                          For Information, please call
                                 1-800-568-3476

     Any questions or requests for assistance or additional copies of the Offer to Purchase, this Supplement and the revised Letter of Transmittal and revised Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                            MORROW & CO., INC. LOGO

                                909 Third Avenue
                                   20th Floor
                            New York, New York 10022
                                 (212) 754-8000
                           Toll Free: (800) 566-9061

                     Banks and Brokerage Firms please call:
                                 (800) 662-5200

                      The Dealer Manager for the Offer is:

                               SMITH BARNEY INC.
                              388 Greenwich Street
                            New York, New York 10013
                                 (212) 816-2592

                             LETTER OF TRANSMITTAL
                        to Tender Shares of Common Stock
                                       of

                            GRAPHIC INDUSTRIES, INC.
                       Pursuant to the Offer to Purchase
                             dated October 3, 1997
                           and the Supplement thereto
                             dated October 17, 1997
                                       by

                          GREENWICH ACQUISITION CORP.
                          a wholly owned subsidiary of

                        WALLACE COMPUTER SERVICES, INC.
--------------------------------------------------------------------------------
  THE OFFER HAS NOT BEEN EXTENDED. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 31, 1997, UNLESS THE
                               OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                        The Depositary for the Offer is:
                             SUNTRUST BANK, ATLANTA

        By Overnight Courier:                          By Mail:                             By Hand Delivery:
-------------------------------------    -------------------------------------    -------------------------------------
       SunTrust Bank, Atlanta                   SunTrust Bank, Atlanta                 Continental Stock Transfer
         58 Edgewood Avenue                          P.O. Box 4625                           & Trust Company
              Room 225                          Atlanta, Georgia 30302                         19th Floor
       Atlanta, Georgia 30303                                                                  2 Broadway
                                                                                           New York, New York

                            Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (404) 332-3875

                          For Information, please call
                                 1-800-568-3476
                            ------------------------

     DELIVERY OF THIS REVISED LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS REVISED LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

     THE INSTRUCTIONS ACCOMPANYING THIS REVISED LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS REVISED LETTER OF TRANSMITTAL IS COMPLETED.

     This revised Letter of Transmittal is to be completed or the original Letter of Transmittal previously circulated with the Offer to Purchase (as defined below) is to used by stockholders of Graphic Industries, Inc., a Georgia corporation (the "Company"), if certificates are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (hereinafter collectively referred to as the "Book-Entry Transfer Facilities") pursuant to the procedures set forth in
Section 3 of the Offer to Purchase. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITORY.

     While the original Letter of Transmittal previously circulated with the Offer to Purchase refers only to such Offer to Purchase, stockholders who use such Letter of Transmittal to tender their Shares will nevertheless receive $21.75 per Share for each Share validly tendered and not properly withdrawn and accepted for payment pursuant to the Offer (as defined in the Supplement dated October 17, 1997 to the Offer to Purchase (the "Supplement")), subject to the conditions of the Offer.

     Stockholders who have previously validly tendered and not properly withdrawn their Shares pursuant to the Offer are not required to take any further action to receive, subject to the conditions of the Offer, the increased Offer price of $21.75 per Share, if Shares are accepted for payment and paid for pursuant to the Offer, except as may be required by the guaranteed delivery procedure described in Section 3 of the Offer to Purchase, if such procedure was utilized.

     Stockholders whose certificates for Shares are not immediately available or who cannot deliver their Shares and all other documents required hereby to the Depositary by the Expiration Date (as defined in the Offer to Purchase), or who cannot comply with the book-entry transfer procedures on a timely basis, may nevertheless tender their Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.

------------------------------------------------------------------------------------------------------------------------------------
                                                  DESCRIPTION OF SHARES TENDERED
------------------------------------------------------------------------------------------------------------------------------------
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                                 SHARES TENDERED
(PLEASE FILL IN, IF BLANK)                                           (ATTACH ADDITIONAL LIST IF NECESSARY)
--------------------------------------------------------------------------------------------------------------------
                                                                                   NUMBER OF
                                                                                     SHARES
                                                                                  REPRESENTED
                                                            SHARE CERTIFICATE          BY          NUMBER OF SHARES
                                                                NUMBER(S)*      CERTIFICATE(S)*       TENDERED**
                                                            --------------------------------------------------------

                                                            --------------------------------------------------------

                                                            --------------------------------------------------------

                                                            ========================================================
                                                            TOTAL SHARES.........................
-----------------------------------------------------------
  * Need not be completed by stockholders tendering by book-entry transfer.
 ** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the
    Depositary are being tendered. See Instruction 4.
-----------------------------------------------------------

[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO
    THE DEPOSITARY'S ACCOUNT AT ONE OF THE BOOK-ENTRY TRANSFER FACILITIES AND COMPLETE THE FOLLOWING:

  Name of Tendering Institution_______________________________________________

  Account No. at______________________________________________________________
            [ ] The Depository Trust Company
            [ ] Philadelphia Depository Trust Company

  Transaction Code No.________________________________________________________

    [ ]CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
       GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
       FOLLOWING:

     Name(s) of Tendering Stockholder(s)_______________________________________

     Date of Execution of Notice of Guaranteed Delivery________________________

     Window Ticket Number (if any)_____________________________________________

     Name of Institution which Guaranteed Delivery_____________________________

     If delivery is by book-entry transfer_____________________________________

     Name of Tendering Institution_____________________________________________

     Account No. ____________________________________________________________at
               [ ] The Depository Trust Company
               [ ] Philadelphia Depository Trust Company

     Transaction Code No.______________________________________________________

                       NOTE: SIGNATURES MUST BE PROVIDED BELOW
                 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                         -----------------------------------

Ladies and Gentlemen:

     The undersigned hereby tenders to Greenwich Acquisition Corp. (the "Offeror"), a Georgia corporation and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation ("Parent"), the above-described shares of Common Stock, $.10 par value per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation (the "Company"), pursuant to the Offeror's offer to purchase all of the outstanding Shares at a purchase price of $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 3, 1997 (the "Offer to Purchase"), as amended and supplemented by the Supplement thereto, dated October 17, 1997 (the "Supplement"), receipt of which is hereby acknowledged, and in this revised Letter of Transmittal (which, together with the Offer to Purchase, and any amendments or supplements hereto or thereto, collectively constitute the "Offer"). The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger, dated as of October 12, 1997 (the "Merger Agreement"), among Parent, the Offeror and the Company.

     Subject to and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Offeror all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by any of the Book-Entry Transfer Facilities, together, in any such case, with all accompanying evidence of transfer and authenticity, to or upon the order of the Offeror, (b) present such Shares (and all such other Shares or securities) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

     The undersigned hereby irrevocably appoints each designee of the Offeror as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole judgment deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by the Offeror prior to the time of any vote or other action (and any and all other Shares or other securities or rights issued or issuable in respect of such Shares) at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), any actions by written consent in lieu of any such meeting or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by the Offeror in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares (and all such other Shares or other securities or rights), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed effective).

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all other Shares or other securities or rights issued or issuable in respect of such Shares) and that when the same are accepted for payment by the Offeror, the Offeror will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned, upon request, will execute and deliver any additional documents deemed by the Depositary or the Offeror to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or other securities or rights).

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase, as amended and supplemented by the Supplement, and in the instructions hereto will constitute an agreement between the undersigned and the Offeror upon the terms and subject to the conditions of the Offer.

     Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of any Shares purchased, and return any Shares not tendered or not purchased, in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of any Shares purchased and return any certificates for Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the purchase price of any Shares purchased and return any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Offeror has no obligation, pursuant to the "Special Payment Instructions," to transfer any Shares from the name of the registered holder(s) thereof if the Offeror does not accept for payment any of the Shares so tendered.

                          SPECIAL PAYMENT INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)
To be completed ONLY if the check for the purchase price of Shares purchased or certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if Shares tendered hereby and delivered by book-entry transfer which are not accepted for payment are to be returned by credit to an account at one of the Book-Entry Transfer Facilities other than designated above.

Issue: [ ] Check      [ ] Certificate to:
Name:
                                 (Please Print)

Address:
        -----------------------------------------------

-------------------------------------------------------
                                   (Zip Code)

-------------------------------------------------------
                (Taxpayer Identification or Social Security No.)

                           (See Substitute Form W-9)

[ ] Credit Shares delivered by book-entry transfer and not purchased to the account set forth below

Check appropriate box.

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

                         SPECIAL DELIVERY INSTRUCTIONS
                           (SEE INSTRUCTIONS 5 AND 7)
To be completed ONLY if the check for the purchase price of Shares purchased or certificates for Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature(s).

Mail check and/or certificates to:
Name:
                                 (Please Print)

Address:
        -----------------------------------------------

-------------------------------------------------------
                                   (Zip Code)

-------------------------------------------------------
                (Taxpayer Identification or Social Security No.)

                           (See Substitute Form W-9)

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Guarantee of Signatures. Except as otherwise provided below, signatures on all Letters of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), unless the Shares tendered thereby are tendered (i) by a registered holder of Shares who has not completed either the box labeled "Special Payment Instructions" or the box labeled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 5. If the certificates are registered in the name of a person or persons other than the signer of this revised Letter of Transmittal, or if payment is to be made or delivered to, or certificates evidencing unpurchased Shares are to be issued or returned to, a person other than the registered owner or owners, then the tendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates or stock powers, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided herein. See Instruction 5.

     2. Delivery of Letter of Transmittal and Shares. For a stockholder validly to tender Shares pursuant to the Offer, either a properly completed and duly executed revised Letter of Transmittal or the original Letter of Transmittal (or facsimile thereof) is to be used either if certificates are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if the delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at one of the Book-Entry Transfer Facilities of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this revised Letter of Transmittal, or an Agent's Message in the case of a book-entry delivery, must be received by the Depositary at one of its addresses set forth on the front page of this revised Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to such procedures: (a) such tender must be made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Offeror, must be received by the Depositary prior to the Expiration Date; and (c) the certificates for all tendered Shares, in proper form for tender, or a confirmation of a book-entry transfer into the Depositary's account at one of the Book-Entry Transfer Facilities of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), and any other documents required by this revised Letter of Transmittal must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in
Section 3 of the Offer to Purchase. The term "trading day" is any day on which the New York Stock Exchange is open for business.

     THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH A BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY A CONFIRMATION OF A BOOK-ENTRY TRANSFER). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing a Letter of Transmittal (or a manually signed facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

     3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

     4. Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this revised Letter of Transmittal unless otherwise provided in the appropriate box on this revised Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

     5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this revised Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

     If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this revised Letter of Transmittal.

     If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this revised Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s), in which case the certificate(s) for such Shares tendered hereby must be endorsed, or accompanied by, appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate for such Shares. Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

     If this revised Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, the certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

     If this revised Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Offeror of the authority of such person so to act must be submitted.

     6. Stock Transfer Taxes. The Offeror will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     EXCEPT AS PROVIDED IN THIS INSTRUCTION 6, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE CERTIFICATES LISTED IN THIS REVISED LETTER OF TRANSMITTAL.

     7. Special Payment and Delivery Instruction. If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this revised Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this revised Letter of Transmittal or to the person(s) signing this revised Letter of Transmittal at an address other than that shown above, the appropriate boxes on this revised Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at any of the Book-Entry Transfer Facilities as such stockholder may designate under "Special Payment Instructions." If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facilities designated above.

     8. Substitute Form W-9. The tendering stockholder is required to provide the Depositary with such stockholder's correct TIN on Substitute Form W-9, which is provided below, unless an exemption applies. Failure to provide the information on the Substitute Form W-9 may subject the tendering stockholder to a $50 penalty and to 31% federal income tax backup withholding on the payment of the purchase price for the Shares.

     9. Foreign Holders. Foreign holders must submit a completed IRS Form W-8 to avoid 31% backup withholding. IRS Form W-8 may be obtained by contacting the Depositary at one of the addresses on the face of this revised Letter of Transmittal.

     10. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase, the Supplement and this revised Letter of Transmittal may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

     11. Waiver of Conditions. The conditions of the Offer may be waived by the Offeror (subject to certain limitations in the Merger Agreement), in whole or in part, at any time or from time to time, in the Offeror's sole discretion.

     IMPORTANT: THIS REVISED LETTER OF TRANSMITTAL OR THE ORIGINAL LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE COPY HEREOF OR THEREOF (TOGETHER WITH CERTIFICATES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary with such stockholder's correct TIN on the Substitute Form W-9. If such stockholder is an individual, the TIN is such stockholder's Social Security Number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

     Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements may be obtained from the Depositary. All exempt recipients (including foreign persons wishing to qualify as exempt recipients) should see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder's correct TIN by completing the form certifying that the TIN provided on the Substitute Form W-9 is correct.

WHAT NUMBER TO GIVE THE DEPOSITARY

     The stockholder is required to give the Depositary the Social Security Number or Employer Identification Number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

                                   SIGN HERE
                      (Complete Substitute Form W-9 below)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Signature(s) of Owner(s)

--------------------------------------------------------------------------------

Name(s)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capacity (full title)
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                              (Include Zip Code)

--------------------------------------------------------------------------------

Area Code and Telephone Number
---------------------------------------------------------------------------

Taxpayer Identification or Social Security Number
-----------------------------------------------------------
                                               (See Substitute Form W-9)

Dated:
-------------------------------------------------------------------------------,
1997

     (Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

                           GUARANTEE OF SIGNATURE(S)
                           (SEE INSTRUCTIONS 1 AND 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE
BELOW.

Authorized signature(s)
--------------------------------------------------------------------------------

Name
--------------------------------------------------------------------------------

Name of Firm
--------------------------------------------------------------------------------

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                              (Include Zip Code)

Area Code and Telephone Number
---------------------------------------------------------------------------

Dated:
-------------------------------------------------------------------------------,
1997
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                          PAYOR'S NAME: SUNTRUST BANK, ATLANTA
------------------------------------------------------------------------------------------------------------------------
  SUBSTITUTE                   PART I--PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT
  FORMW-9                      AND CERTIFY BY SIGNING AND DATING BELOW.                               TIN:
                                                                                             Social Security Number
                                                                                                   or Employer
                                                                                              Identification Number
                             -------------------------------------------------------------------------------------------

 Department of the             PART II--For Payees exempt from backup withholding, see the enclosed Guidelines for
  Treasury, Internal           Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as
  Revenue Service              instructed therein.
  PAYOR'S REQUEST FOR          -----------------------------------------------------------------------------------------
  TAXPAYER IDENTIFICATION      Certification--Under penalties of perjury, I certify that:
  NUMBER ("TIN") AND
  CERTIFICATION                (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and
                               (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
                                   ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividend, or (c) the IRS has notified me that I am no longer subject
                                   to backup withholding.
                               -----------------------------------------------------------------------------------------
                               SIGNATURE   DATE: ________________
------------------------------------------------------------------------------------------------------------------------

CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines.)

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING YOUR TIN.

--------------------------------------------------------------------------------------------------
                      CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social
 Security Administration Officer or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 31% of all payments pursuant to the Offer made to me thereafter will be withheld until I provide a number.
 Signature:                                                        Date:
           --------------------------------------------                 ----------------------

                    The Information Agent for the Offer is:

                            MORROW & CO., INC. LOGO

                                909 Third Avenue
                                   20th Floor
                            New York, New York 10022
                                 (212) 754-8000
                           Toll Free: (800) 566-9061

                     Banks and Brokerage Firms please call:
                                 (800) 662-5200

                      The Dealer Manager for the Offer is:

                               SMITH BARNEY INC.
                              388 Greenwich Street
                            New York, New York 10013
                                 (212) 816-2592